EX-32  MINERAL MOUNTAIN MINING & MILLING COMPANY

Exhibit 32

CERTIFICATIONS PURSUANT TO THE SARBANES-OXLEY ACT

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Delaine H. Gruber, director and president of Mineral Mountain Mining and Milling Company (the Registrant) do hereby certify, pursuant to 18

U.S.C. Section 1350, as adopted pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.

This Quarterly Report on Form 10-QSB of the Registrant for the

fiscal quarter ended September 30, 2004, as filed with the Securities and Exchange Commission (the report), fully complies with the requirements of Section 13a or 15d of the Securities Exchange Act of

1934; and

2.    The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  February 13, 2005

_/s/Delaine H. Gruber

Delaine H. Gruber

Signature